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Exhibit 5.1


March 30, 2001

Nara Bancorp, Inc.
3701 Wilshire Boulevard, Suite 220
Los Angeles, California 90010

         Re: Nara Bancorp, Inc. 2001 Nara Bank 1989 Continuation Stock Option Plan and Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (collectively the "Plans")

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by Nara Bancorp, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of up to one million one hundred and twenty-three thousand nine hundred and seventy-six (1,123,139) shares of the Company's Common Stock, $0.001 par value (the "Shares"), that may be issued in the aggregate under the Plans.

         In rendering this opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

                  1. Nara Bancorp, Inc. 2001 Nara Bank 1989 Continuation Stock Option Plan, as amended.

                  2. Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

                  3. Plan of Reorganization and Merger Agreement by Nara Bank, N.A., Nara Bancorp, Inc. and Nara Interim Bank, N.A.

                  4.  The Articles of Incorporation of the Company, as amended.

                  5.  The Bylaws of the Company, as amended.

                  6.  This Registration Statement.

                  7. Records of proceedings of the Board of Directors of the Company and Nara Bank, N.A. pertaining to the Plans.

                  8. Records of proceedings of the shareholders of the Company and Nara Bank, N.A. pertaining to the Plans.

         With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

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         In connection with delivering this opinion, we have assumed, without further inquiry other than such certificates of officers, that (i) all options granted under the Plans were duly and validly granted by Nara Bank, N.A. pursuant to the terms of the Plans, (ii) the consideration for the shares of Common Stock issued pursuant to the exercise of such options will be not less than the par value of such shares and will be received prior to the issuance thereof, (iii) the Common Stock issued pursuant to the exercise of options will be issued in accordance with the terms of the Plans and the various agreements related thereto and (iv) the grant of such options and the issuance of Shares upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act of 1933 as to which this opinion is addressed). Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, we are of the opinion that:

         If, as and when the Shares are issued and sold pursuant to exercise of options granted under the terms of the Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

         This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act of 1933.

                                                 Very truly yours,


                                                 Manatt, Phelps & Phillips, LLP